                                                                   EXHIBIT 99.15


                        AGREEMENT AMENDING AND RESTATING
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT AMENDING AND RESTATING EMPLOYMENT AGREEMENT (this "Agreement") is executed as of August 31, 1995 (the "Execution Date"), but effective as of October 31, 1994 (the "Effective Date"), by and between NATIONAL CONVENIENCE STORES INCORPORATED, a Delaware corporation (the "Company"), and DOUGLAS B. BINFORD ("Executive").

                                R E C I T A L S:

         A. The Company is in the convenience store business in the State of Texas.

         B. Executive is recognized as having experience in the management and operation of companies that are in the convenience store business.

         C. The Company and Executive entered into that certain Employment Agreement effective as of October 31, 1994 (the "Employment Agreement").

         D. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined in Section 4.6 hereof).

         E. The Board believes it is imperative (i) to diminish the inevitable and significant distractions of Executive and dilution of the time of Executive, by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, (ii) to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and (iii) to provide Executive with compensation arrangements in the event of a Change in Control which provide Executive with financial security, which are competitive with those of other corporations, and which ensure that Executive receives the compensation and benefits intended to be provided to Executive by the Company through this Agreement and the Company's various employee benefit and compensation plans and arrangements without regard to any Excise Tax (as defined in Section 4.10(a) hereof).

         F. In order to accomplish the objectives described in the two immediately preceding recitals, the Board desires to cause the Company to enter into this Agreement and amend and restate the Employment Agreement as set forth herein.

         G. Executive desires to enter into this Agreement and amend and restate the Employment Agreement as set forth herein.

                              W I T N E S S E T H:

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

                                   ARTICLE I
                     EMPLOYMENT, REPORTING, TERM AND DUTIES

         1.1 Employment. On the terms and subject to the conditions of this Agreement, the Company hereby employs and engages the services of Executive to serve as, and Executive agrees to diligently and competently serve as and perform the functions of, Vice President - Marketing (the "Office") of the Company for the term and for the compensation and benefits stated herein.

         1.2 Term. The term of employment under this Agreement shall commence on the Effective Date and shall end on the first to occur of the events set forth in Section 4.1(a), (b), and (c) (the "Term").

         1.3 Major Responsibilities; Authority. Executive shall have the position (including status, offices, titles and reporting requirements), authority, duties and responsibilities usually associated with the Office of corporations having assets similar in nature and value to the assets of the Company and business similar to the business of the Company and at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day periods immediately preceding each of the Effective Date and the Execution Date, and such other duties as the Board shall determine from time to time.

         1.4 Extent of Service. During the Term, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable time and energies to the business of the Company consistent with past practice and shall not, during the Term, be engaged in any business activity which would interfere or prevent Executive from carrying out his duties under this Agreement; provided, however, that this Section 1.4 shall not be construed as preventing Executive from investing his assets in such form or manner as will not require services on the part of Executive in the operation of the affairs of any company in which such investments are made.

         1.5 Location. Executive shall not be required to move from Executive's home in Montgomery County, Texas.

                                   ARTICLE II
                         COMPENSATION AND RELATED ITEMS

         2.1 Compensation. As compensation and consideration for the services to be rendered by Executive under this Agreement and for the performance by Executive of the usual obligations of such employment, the Company agrees to pay Executive, and Executive agrees to accept, the following compensation and benefits during the Term:

                 (a) Salary. Executive shall be paid a minimum annual salary in the amount of $150,000. Except as otherwise provided herein, the minimum salary in effect for any period shall be payable in equal weekly payments. Any earnings over the minimum salary in effect during any period shall not be applied to the minimum salary for any subsequent period. If this Agreement terminates on a date other than the last day of any week, Executive shall be paid for the week that includes the date of such termination a pro rata portion of the minimum salary then in effect for such week in the ratio that the number of days of employment during such week bears to the total number of business days in such week.

                 (b)      Bonus.

                          (i) In addition to the minimum salary provided for in Section 2.1(a) hereof, and subject to the provisions of
                 Section 2.1(b)(vi) hereof, Executive shall be awarded, for each fiscal year of the Company during the Term (or, in the event of a Change in Control, a portion thereof as hereinafter provided) commencing with the fiscal year of the Company ending June 30, 1996, a bonus ("Bonus") calculated in accordance with this Section 2.1(b).

                          (ii) For purposes of this Section 2.1(b), the following terms shall have the meanings indicated:

                                  (A)      "Bonusable Earnings" shall mean the
                          consolidated earnings before reorganization expenses, fresh start adjustments, income taxes, changes in accounting method, extraordinary gains or losses, and Takeover Expenses (as defined in the next sentence) of the Company and its subsidiaries for any fiscal year, or completed months thereof in the event of a Change in Control, as the case may be, for which a Bonus is being calculated, as determined in conformity with generally accepted accounting principles applied in a manner consistent with prior periods. For purposes of the preceding sentence, the term "Takeover Expenses" shall mean the aggregate amount of the costs and expenses (including, but not limited to, any accruals, reserves, or provisions for such costs and expenses) related to any and all transactions that arise in connection with a Change in Control or a potential Change in Control (whether or not any such transaction (I) is consummated, (II) is solicited or unsolicited by the Company, or (III) is undertaken to resist or facilitate any such transaction or any other such transaction), including, but not limited to, the fees and costs of investment bankers, attorneys, accountants, and other experts and advisors.

                                  (B)      "Threshold Amount" shall mean (I)
                          for the fiscal year of the Company ended June 30, 1996, an amount equal to $12,000,000, and (II) for each subsequent fiscal year of the Company during the Term, an amount equal to a reasonable forecast of the minimum amount of the Bonusable Earnings for such fiscal year which the Board shall in good faith establish by resolution as the Threshold Amount within thirty (30) days after the first day of such fiscal year.

                                  (C)      "Threshold Percentage" shall mean
                          (I) thirteen percent (13%) for the fiscal year of the Company ended June 30, 1996, and (II) for each subsequent fiscal year of the Company during the Term, a percentage of Executive's minimum salary which will provide Executive with a reasonable compensation incentive for the Company's obtaining the Threshold Amount for such fiscal year and which the Board in good faith shall establish by resolution as the Threshold Percentage within thirty (30) days after the first day of such fiscal year.

                                  (D)      "Threshold Applicable Percentage"
                          shall mean for any fiscal year of the Company during the Term, a percentage calculated in accordance with the following formula:

                          Threshold Applicable Percentage = Threshold Percentage + [(Target Percentage -
                                                              Bonusable Earnings - Threshold Amount
                                   Threshold Percentage)  x ---------------------------------------------].
                                                               Target Amount - Threshold Amount

                                  (E)      "Target Amount" shall mean (I) for
                          the fiscal year of the Company ended June 30, 1996, an amount equal to $14,500,000, and (II) for each subsequent fiscal year of the Company during the Term, an amount equal to a reasonable forecast of the expected amount of the Bonusable Earnings for such fiscal year which the Board shall in good faith establish by resolution as the Target Amount within thirty (30) days after the first day of such fiscal year.

                                  (F)      "Target Percentage" shall mean (I)
                          fifty percent (50%) for the fiscal year of the Company ended June 30, 1996, and (II) for each subsequent fiscal year of the Company during the Term, a percentage of Executive's minimum salary which will provide Executive with a reasonable compensation incentive for the Company's obtaining the Target Amount for such fiscal year and which the Board in good faith shall establish by resolution as the Target Percentage within thirty (30) days after the first day of such fiscal year.

                                  (G) "Target Applicable Percentage" shall mean for any fiscal year of the Company during the Term, a percentage calculated in accordance with the following formula:

                          Target Applicable Percentage = Target Percentage + [(Maximum Percentage -

                                                             Bonusable Earnings - Target Amount
                                   Target Percentage)  x  ------------------------------------------].
                                                              Maximum Amount - Target Amount

                                  (H)      "Maximum Amount" shall mean (I) for
                          the fiscal year of the Company ended June 30, 1996, an amount equal to $17,000,000, and (II) for each subsequent fiscal year of the Company during the Term, an amount equal to a reasonable forecast of the maximum amount of the Bonusable Earnings for such fiscal year which the Board shall in good faith establish by resolution as the Maximum Amount within thirty (30) days after the first day of such fiscal year.

                                  (I)      "Maximum Percentage" shall mean (I)
                          one hundred percent (100%) for the fiscal year of the Company ended June 30, 1996, and (II) for each subsequent fiscal year of the Company during the Term, a percentage of Executive's minimum salary which will provide Executive with a reasonable compensation incentive for the Company's obtaining the Maximum Amount for such fiscal year and which the Board in good faith shall establish by resolution as the Maximum Percentage within thirty (30) days after the first day of such fiscal year.

                                  (J)      "Monthly Target Amount" shall mean
                          (I) for each month of the fiscal year of the Company ended June 30, 1996, the following amount set forth opposite such month:

                                                                Monthly Target
                                 Month           Year               Amount
                                 -----           ----         ------------------
                          July                  1995               $  2,857,903

                          August                1995                  2,605,852

                          September             1995                  1,835,830

                          October               1995                  1,713,422

                          November              1995                    204,494

                          December              1995                    805,051

                          January               1996                   (290,770)

                          February              1996                   (513,025)

                          March                 1996                    504,432

                          April                 1996                    668,572

                          May                   1996                  1,454,238

                          June                  1996                  2,249,899
                                                                      ---------

                          Total                                     $14,095,898
                                                                    ===========

                          ; and (II) for each month of each subsequent fiscal year of the Company during the Term, an amount equal to a reasonable forecast of the monthly expected amount of the Bonusable Earnings for each month of such fiscal year which the Board shall in good faith establish by resolution as the Target Amount within thirty (30) days after the first day of such fiscal year and which shall, in the aggregate, equal the Target Amount for such fiscal year.

                                  (K) "Projected Bonusable Earnings" shall mean for the fiscal year of the Company which includes the date of a Change in Control, an amount equal to the product obtained by multiplying (I) the Target Amount for such fiscal year, by (II) the quotient obtained by dividing the aggregate amount of the Bonusable Earnings for the completed months of such fiscal year that precede the date of such termination or Change in Control, as the case may be, by the aggregate amount of the Monthly Target Amounts for such completed months.

                                  (L)      "Threshold Projected Applicable
                          Percentage" shall mean for the fiscal year of the Company which includes the date of a Change in Control, a percentage calculated in accordance with the following formula:

                          Threshold Projected Applicable Percentage = Threshold Percentage + [(Target Percentage -

                                                   Projected Bonusable Earnings - Threshold Amount
                          Threshold Percentage)  x -------------------------------------------------].
                                                   Target Amount - Threshold Amount

                                  (M)      "Target Projected Applicable
                          Percentage" shall mean for the fiscal year of the Company which includes the date of a Change in Control, a percentage calculated in accordance with the following formula:

                          Target Projected Applicable Percentage = Target Percentage + [(Maximum Percentage -

                                                                          Projected Bonusable Earnings - Target Amount
                                                   Target Percentage)  x -----------------------------------------------].
                                                                          Maximum Amount - Target Amount

                          (iii) Except as otherwise provided in Section 2.1(b)(iv) hereof, for the fiscal year of the Company ended June 30, 1996 and for each fiscal year of the Company thereafter during the Term, the Bonus shall be an amount calculated as follows:

                                  (A)      If the Bonusable Earnings for such
                          fiscal year are less than the Threshold Amount for such fiscal year, the Bonus shall be zero ($-0-).

                                  (B)      If the Bonusable Earnings for such
                          fiscal year are equal to or greater than the Threshold Amount for such fiscal year, but less than the Target Amount for such fiscal year, the Bonus shall be an amount equal to the product of (I) Executive's minimum salary under Section 2.1(a) hereof as in effect on the last day of such fiscal year, multiplied by (II) the Threshold Applicable Percentage for such fiscal year.

                                  (C)      If the Bonusable Earnings for such
                          fiscal year are equal to or greater than the Target Amount for such fiscal year, but less than the Maximum Amount for such fiscal year, the Bonus shall be an amount equal to the product of (I) Executive's minimum salary under Section 2.1(a) hereof as in effect on the last day of such fiscal year, multiplied by (II) the Target Applicable Percentage for such fiscal year.

                                  (D)      If the Bonusable Earnings for such
                          fiscal year are equal to or greater than the Maximum Amount for such fiscal year, the Bonus shall be an amount equal to the product of (I) Executive's minimum salary under Section 2.1(a) hereof as in effect on the last day of such fiscal year, multiplied by (II) the Maximum Percentage for such fiscal year.

                          (iv) Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence of a Change in Control, the amount of the Bonus for the fiscal year which includes the date of such Change in Control shall be an amount calculated as follows:

                                  (A)      If the Projected Bonusable Earnings
                          for such fiscal year are less than the Threshold Amount for such fiscal year, the Bonus shall be zero ($-0-).

                                  (B)      If the Projected Bonusable Earnings
                          for such fiscal year are equal to or greater than the Threshold Amount for such fiscal year, but less than the Target Amount for such fiscal year, the Bonus shall be an amount equal to the product of (I) a fraction, the numerator of which is the number of completed months in such fiscal year that precede the date of such Change in Control and the denominator of which is twelve (12), multiplied by (II) Executive's minimum salary under Section 2.1(a) hereof as in effect on the date of such Change in Control, multiplied by (III) the Threshold Projected Applicable Percentage for such fiscal year.

                                  (C)      If the Projected Bonusable Earnings
                          for such fiscal year are equal to or greater than the Target Amount for such fiscal year, but less than the Maximum Amount for such fiscal year, the Bonus shall be an amount equal to the product of (I) a fraction, the numerator of which is the number of completed months in such fiscal year that precede the date of such Change in Control and the denominator of which is twelve (12), multiplied by (II) Executive's minimum salary under Section 2.1(a) hereof as in effect on the date of such Change in Control, multiplied by (III) the Target Projected Applicable Percentage for such fiscal year.

                                  (D)      If the Projected Bonusable Earnings
                          for such fiscal year are equal to or greater than the Maximum Amount for such fiscal year, the Bonus shall be an amount equal to the product of (I) a fraction, the numerator of which is the number of completed months in such fiscal year that precede the date of such Change in Control and the denominator of which is twelve (12), multiplied by (II) Executive's minimum salary under Section 2.1(a) hereof as in effect on the date of such Change in Control, multiplied by (III) the Maximum Percentage for such fiscal year.

                          (v) Except as otherwise provided herein, any Bonus payable to Executive under this Agreement shall be paid by the Company to Executive no later than the sooner of (A) forty-five (45) days after the last day of the fiscal year of the Company with respect to which such Bonus is calculated, or
                 (B) thirty (30) days after a Change in Control.

                          (vi)    Except as otherwise provided in this
                 Agreement, upon the occurrence of a Change in Control, Executive shall not be entitled under this Section 2.1(b) to any Bonus calculated or that would be calculated with respect to any period beginning after the last day of the month immediately preceding such date of Change in Control; provided, however, that nothing contained in this Section 2.1(b)(vi) shall prevent or limit

         Executive's continuing or future participation in, or limit or otherwise affect such rights as Executive may have under, any other bonus or incentive plan, program, arrangement or policy provided by the Company or any of its affiliates and for which Executive may qualify.

                 (c) Additional Compensation. In addition to the minimum salary and Bonus provided for in Section 2.1(a) and (b), respectively, Executive and/or Executive's family, as the case may be, shall be entitled to:

                 (i)      participate in, and shall receive all benefits under:

                                  (A)      any and all welfare benefit and
                          similar employee benefit plans, programs, arrangements, or policies that are generally made available by the Company and its affiliates (as defined in Section 4.10(l)) now or at any time in the future to other key executive officers or retired key executive officers, including, but not limited to, any hospitalization, medical, prescription, dental, disability, salary continuance, individual life insurance, executive life insurance, group life insurance, accidental death insurance, and travel accident insurance plans, programs, arrangements, and policies; and

                                  (B)      any and all bonus, incentive,
                          savings, retirement, profit sharing, pension, and stock option plans, programs, arrangements, and policies that are generally made available by the Company and its affiliates now or at any time in the future to other key executive officers, including, but in no way limited to, that certain Amended and Restated National Convenience Stores Incorporated Officers' Retirement Plan effective as of August 31, 1995; and

                          (ii) annual vacations and sick leave in accordance with the vacation and sick leave policies of the Company and its affiliates as are now or at any time in the future in effect with respect to other key executive officers, during which time of such vacations and sick leave Executive's compensation shall be paid in full; and

                          (iii) fringe benefits in accordance with the fringe benefit policies of the Company and its affiliates as are now or at any time in the future in effect with respect to other key executive officers.

         2.2 Expenses. The Company agrees that, during the Term, Executive shall be allowed reasonable and necessary business expenses in connection with the performance of his duties hereunder within guidelines established by the Board as in effect at any time with respect to key executives ("Business Expenses"), including, but not limited to, reasonable and necessary expenses for food, travel, lodging, entertainment and other items in the promotion of Company's business within such guidelines. Company will promptly reimburse Executive for all Business Expenses incurred by Executive upon Executive's presentation to the Company of an itemized account thereof, together with receipts, vouchers, or other supporting documentation. After termination or expiration of this Agreement, however such termination or expiration may come about, Executive shall have ninety (90) days after the date of such termination or expiration to submit Business Expenses incurred during the Term hereof to the Company for reimbursement.

         2.3 Working Facilities. Executive shall be furnished with offices of a size and with other furnishings and appointments, administrative staff, secretarial and other assistants, stenographic help, and such other facilities and services as are suitable to Executive's position and adequate for the performance of Executive's duties.


                                  ARTICLE III
                                  EXCULPATION

         Company agrees that Executive will not be liable for any losses, expenses, costs or damages caused by or resulting from the recommendations, suggestions, actions, errors, omissions or mistakes of Executive undertaken or proposed by Executive if Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Executive's rights under this Article III shall not be deemed exclusive of, but shall be cumulative with, any and all other rights (including, but not limited to, rights of indemnification and advancement of expenses) to which Executive may now or at any time in the future be entitled under applicable law, the Company's Certificate of Incorporation, the Company's Bylaws, any agreement (including, but not limited to, this Agreement), any vote of stockholders, any resolution of directors, or otherwise.


                                   ARTICLE IV
                                  TERMINATION

         4.1 Termination of Agreement. Except as may otherwise be provided herein, this Agreement shall terminate upon the first to occur of:

                 (a) Thirty (30) days after written notice of termination is given by either party to the other; or

                 (b) Executive's death or, at the Company's option, upon Executive's becoming Disabled (as defined in Section 4.8 hereof); or

                 (c)      August 31, 1996 (the "Final Date").

Any notice of termination given by Executive to the Company under Section 4.1(a) above shall specify whether such termination is made with or without Good Reason (as defined in Section 4.4 hereof) or Good Reason-Change in Control (as defined in Section 4.5 hereof). Any notice of termination given by the Company to Executive under Section 4.1(a) above shall specify whether such termination is with or without Cause (as defined in Section 4.3 hereof).

         4.2     Obligations of the Company Upon Termination.

                 (a) Cause; Other than for Good Reason and Other than for Good Reason-Change in Control. If the Company terminates this Agreement with Cause pursuant to Section 4.1(a) hereof, or if Executive terminates this Agreement without Good Reason or without Good Reason-Change in Control pursuant to Section 4.1(a) hereof, or if this Agreement terminates pursuant to Section 4.1(c) hereof, this Agreement shall terminate without further obligations to Executive, other than those obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to:

                          (i)     to the extent not theretofore paid,
                 Executive's minimum salary at the annual rate in effect at the time of such termination through the date of termination; and

                          (ii) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company; and

                          (iii) all other amounts or benefits owing or accrued to, vested in, earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of the Company and its affiliates, including, but not limited to, any such plans, programs, arrangements, or policies described in Section 2.1(c) hereof;

         such obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, such amounts and benefits specified in clauses (i), (ii), and
         (iii) of this sentence, being hereinafter collectively referred to as the "Accrued Obligations." The aggregate amount of such obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, the Accrued Obligations, shall be paid by the Company to Executive in cash in one lump sum within thirty (30) days after the date of termination.

                 (b) Good Reason; Other than for Cause Before a Change in Control. If Executive terminates this Agreement with Good Reason pursuant to Section 4.1(a) hereof, or if the Company terminates this Agreement without Cause before the occurrence of a Change in Control pursuant to Section 4.1(a) hereof, the Company shall pay to Executive cash in one lump sum within thirty (30) days after the date of termination the aggregate of the following amounts:

                          (i)     to the extent not theretofore paid,
                 Executive's minimum salary at the annual rate in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination) through the date of termination; and

                          (ii) Executive's minimum salary at the annual rate in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination) for the period commencing on the day after the date of termination and ending on the Final Date; and

                          (iii) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                          (iv) all other amounts or benefits owing or accrued to, vested in, or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of the Company and its affiliates, including, but not limited to, any such plans, programs, arrangements, or policies described in Section 2.1(c) hereof; and

                          (v) any and all other Accrued Obligations not otherwise described in clause (i), (iii), or (iv) of this sentence.

                 (c) Good Reason-Change in Control; Other than for Cause On or After a Change in Control. If Executive terminates this Agreement with Good Reason-Change in Control pursuant to Section 4.1(a) hereof, or if the Company terminates this Agreement without Cause on or after the occurrence of a Change in Control pursuant to
         Section 4.1(a) hereof the Company shall pay to Executive cash in one lump sum within thirty (30) days after the date of termination the aggregate of the following amounts:

                          (i)     to the extent not theretofore paid,
                 Executive's minimum salary at the annual rate in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination) through the date of termination; and

                          (ii) Executive's minimum salary at the annual rate in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination) for the period commencing on the day after the date of termination and ending on the Final Date; and

                          (iii) to the extent not theretofore paid as required under Section 2.1(b)(v) hereof, any Bonus through the date of such Change in Control; and

                          (iv) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                          (v) all other amounts or benefits owing or accrued to, vested in, or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of the Company and its affiliates, including, but not limited to, any such plans, programs, arrangements, or policies described in Section 2.1(c) hereof; and

                          (vi) any and all other Accrued Obligations not otherwise described in clause (i), (iii), (iv), or (v) of this sentence.

                 (d)      Death.  If Executive's employment is terminated under
         Section 4.1(b) hereof by reason of Executive's death, the Company shall pay to Executive's legal representatives cash in one lump sum within thirty (30) days after the date of Executive's death the full amount of the obligations owing or accrued to, vested in, or earned by Executive through the date of Executive's death, including, but not limited to, the Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, Executive's family shall be entitled to receive benefits provided by the Company and any of its affiliates to surviving families under the then existing or applicable plans, programs, or arrangements and policies of the Company and its affiliates.

                 (e) Disability. If Executive's employment is terminated under Section 4.1(b) hereof by reason of Executive becoming Disabled:

                          (i) the Company shall pay to Executive cash in one lump sum within thirty (30) days after the date of termination the full amount of the obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, the Accrued Obligations; and

                          (ii)    the Company shall pay to Executive
                 seventy-five percent (75%) of Executive's minimum salary at the annual rate in effect at the time of such termination for the period commencing on the date after the date of termination and ending on the Final Date (such minimum salary to be paid in accordance with the second and third sentences of Section 2.1(a)), reduced by the actual amount of benefits paid to Executive during such period under any disability insurance policy maintained by the Company for Executive.

         4.3 Cause. As used in this Agreement, the term "Cause" means (i) willful misconduct by Executive, (ii) the gross neglect by Executive of his duties as an employee, officer or director of the Company which continues for more than thirty (30) days after written notice from the Company to Executive specifically identifying the gross negligence of Executive and directing Executive to discontinue same, (iii) the commission by Executive of a crime constituting a felony, or (iv) the commission by Executive of an act, other than an act taken in good faith within the course and scope of Executive's employment, which is directly detrimental to the Company and which act exposes the Company to material liability.

         4.4 Good Reason. As used in this Agreement, the term "Good Reason" means the breach of any material provision of this Agreement by the Company (including, but in no way limited to, any removal of Executive, without Cause, from the position of the Office during the Term) which is not cured within thirty (30) days after written notice from Executive to the Company specifically identifying such breach; provided, however, that the term "Good Reason" shall not include any breach of any provision of this Agreement that occurs after the occurrence of a Change in Control.

         4.5 Good Reason-Change in Control. As used in this Agreement, the term "Good Reason-Change in Control" means after the occurrence of a Change in Control, a determination by Executive that any one or more of the following events has occurred:

                 (a) the assignment by the Company to Executive of duties that are inconsistent with the Office at the time of such assignment, or the removal by the Company from Executive of those duties usually appertaining to the Office at the time of such removal; or

                 (b) a change by the Company, without Executive's prior written consent, in Executive's responsibilities to the Company as such responsibilities existed at the time of the occurrence of such Change in Control (or as such responsibilities may thereafter exist from time to time as a result of changes in such responsibilities made with Executive's prior written consent); or

                 (c) any removal of Executive from, or any failure to elect or reelect Executive to, the Office, except in connection with Executive's promotion, with his prior written consent, to a higher office (if any) with the Company; or

                 (d) the Company's direction that Executive discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or other entity of which Executive is a director, officer or member at the time of the occurrence of such Change in Control; or

                 (e) the failure of the Company to continue to provide Executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Office and Executive's responsibilities to and position with the Company at the time of the occurrence of such Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of the Company; or

                 (f) a reduction by the Company in the amount of Executive's minimum salary specified in Section 2.1(a) (or as subsequently increased) and as in effect at the time of the occurrence of such Change in Control, or a failure of the

         Company to pay such minimum annual salary to the Employee at the time and in the manner specified in Section 2.1(a) of this Employment Agreement; or

                 (g) in the event of any increase, at any time after the occurrence of such Change in Control, in the minimum annual salary or salaries of one or more members of the Executive Group (as defined in Section 4.7 hereof) (the members or members of the Executive Group whose minimum annual salary or salaries are increased at such time being hereinafter called the "Increased Executives"), the failure of the Company simultaneously to increase Executive's minimum annual salary, as Executive's minimum annual salary is in effect immediately prior to giving effect to such first-mentioned increase (the "Prior Base Salary"), by an amount which equals or exceeds the product obtained by multiplying the Prior Base Salary by a fraction, the numerator of which is the sum of the amounts by which the respective minimum annual salaries of the Increased Executives (other than Executive) were increased at such time and the denominator of which is the sum of the respective minimum annual salaries of the Increased Executives (other than Executive) immediately prior to giving effect to such first- mentioned increase; or

                 (h) the discontinuation or reduction by the Company of Executive's participation in any bonus or other employee benefit plan, program, arrangement, or policy (including, but not limited to, any such plan, program, arrangement, or policy described in Section 2.1(c) hereof) in which Executive is a participant at the time of the occurrence of such Change in Control; or

                 (i) Executive's principal office space or the related facilities or support space or the related facilities or support personnel referred to in paragraph (e) of this Section 4.5 cease to be located within the Company's principal executive offices, or for a period of more than 45 consecutive days Executive is required by the Company to perform a majority of his duties outside the Company's principal executive offices; or

                 (j) the relocation, without Executive's prior written consent, of the Company's principal executive offices to a location outside the county in which such offices are located at the time of the occurrence of such Change in Control; or

                 (k) the failure of the Company to provide Executive annually with a number of paid vacation days and sick leave days at least equal to the number of paid vacation days to which Executive is entitled annually at the time of the occurrence of such Change in Control; or

                 (l) the failure of the Company to obtain the assumption by any successor to the Company of the obligations imposed upon the Company under this Agreement, as required by Section 5.2 of this Agreement; or

                 (m) the failure by the Company to promptly reimburse Executive for any Business Expenses; or

                 (n) that because of the policies, decisions or actions of the Board or the stockholders of the Company, Executive can no longer perform his duties to the Company in a manner which is consistent with the manner in which such duties were performed by Executive prior to the occurrence of such Change in Control; or

                 (o) the employment of Executive under this Agreement is terminated by the Company without Cause; or

                 (p) the Company notifies Executive of the Company's intention not to observe or perform one or more of the obligations of the Company under this Agreement; or

                 (q)      the Company breaches any provision of this Agreement.

         4.6 Change in Control. As used herein, the term "Change in Control" shall mean the occurrence with respect to the Company of any of the following events:

                 (a) a report on Schedule 13D is filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange
         Act), directly or indirectly, of 20 percent or more of the outstanding shares of common stock of the Company or the combined voting power of the then-outstanding securities of the Company;

                 (b) a report is filed by the Company disclosing a response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or to Item 1 of Form 8-K promulgated under the Exchange Act, or to any similar reporting requirement hereafter promulgated by the SEC;

                 (c) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, entity or group in question is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock);

                 (d)      the stockholders of the Company shall approve:

                          (i) any merger, consolidation, or reorganization of the Company:

                                  (A)      in which the Company is not the
                          continuing or surviving corporation,

                                  (B)      pursuant to which shares of common
                          stock of the Company would be converted into cash, securities or other property,

                                  (C)      with a corporation which prior to
                          such merger, consolidation, or reorganization owned 20 percent or more of the combined voting power of the then- outstanding securities of the Company, or

                                  (D)      in which the Company will not
                          survive as an independent, publicly-owned corporation;

                          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

                          (iii)   any liquidation or dissolution of the Company;

                 (e) the stockholders of the Company shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, purchase of assets or other transaction after the consummation of which any person, entity or group (as defined in accordance with Section 13(d) or 14(d) of the Exchange Act) would own beneficially in excess of 50% of the outstanding shares of common stock of the Company or in excess of 50% of the combined voting power of the then-outstanding securities of the Company;

                 (f) the Company's common stock ceases to be listed on the New York Stock Exchange;

                 (g) the existence of a Distribution Date as defined in the Rights Agreement of the Company dated August 31, 1995; or

                 (h) during any period of two consecutive years, the individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Company's stockholders of each new director during any such two-year period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         4.7 Executive Group. As used herein, "Executive Group" shall mean the officers of the Company; and each of such officers shall be deemed members of the Executive Group.

         4.8 Disabled. As used herein, "Disabled" shall mean a mental or physical impairment which in the reasonable opinion of a qualified doctor selected by the Company renders Executive unable to perform with reasonable diligence the ordinary functions and duties of Executive on a full-time basis in accordance with the terms of this Agreement, which inability will continue in the reasonable opinion of such doctor for a period of not less than 180 days.

         4.9 Return of Materials; Confidential Information. In the event of any termination of this Agreement, Executive shall promptly deliver to the Company all lists, books, records, literature, products and any other materials owned or provided by the Company in connection with Executive's employment hereunder. Executive shall not at any time during or after the Term hereof use for himself or others, or divulge to others, any secret or confidential information, knowledge or data of the Company obtained by Executive as a result of his employment unless authorized by a majority of the Board.

         4.10    Certain Additional Payments by the Company.

                 (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any of its affiliates to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Executive of all taxes (as defined in Section 4.10(k)) imposed upon the Gross-Up Payment, Executive retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 (b)      Subject to the provisions of Section 4.10(c) through
(i), any determination (individually, a "Determination") required to be made under this Section 4.10(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at the Company's expense, by nationally recognized tax counsel mutually acceptable to the Company and Executive ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to the Company and Executive within 15 business days of the termination of Executive's employment, if applicable, or such other time or times as is reasonably requested by the Company or Executive. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or

Payments. Executive shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at the Company's expense, be paid by the Company to Executive within five business days of Executive's receipt of such Determination. The existence of a Dispute shall not in any way affect Executive's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon the Company and Executive, subject in all respects, however, to the provisions of Section 4.10(c) through (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made ("Underpayment"), and if upon any reasonable written request from Executive or the Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at the Company's expense, thereafter determines that Executive is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at the Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Executive.

                 (c) The Company shall defend, hold harmless, and indemnify Executive on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Executive resulting from any Final Determination (as defined in Section 4.10(j)) that any Payment is subject to the Excise Tax.

                 (d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Executive against the Company under this Section 4.10(d) ("Claim"), including, but not limited to, a claim for indemnification of Executive by the Company under Section 4.10(c), then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

                 (e) If a Claim is asserted against Executive ("Executive Claim"), Executive shall take or cause to be taken such action in connection with contesting such Executive Claim as the Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by the Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that the Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                          (i) within 30 calendar days after the Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Executive Claim (or such earlier date that any payment of the taxes claimed is due from

         Executive, but in no event sooner than five calendar days after the Company receives or delivers such Tax Claim Notice), the Company shall have notified Executive in writing ("Election Notice") that the Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that the Company elects to contest, and to control the defense or prosecution of, such Executive Claim at the Company's sole risk and sole cost and expense; and

                          (ii) the Company shall have advanced to Executive on an interest-free basis, the total amount of the tax claimed in order for Executive, at the Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of Section 4.10(g), sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Executive harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                          (iii) the Company shall reimburse Executive for any and all costs and expenses resulting from any such request by the Company and shall indemnify and hold Executive harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

                 (f) Subject to the provisions of Section 4.10(e) hereof, the Company shall have the right to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a Final Determination; provided, however, that (i) the Company shall not, without Executive's prior written consent, enter into any compromise or settlement of such Executive Claim that would adversely affect Executive,
(ii) any request from the Company to Executive regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Executive with respect to which the contested issues involved in, and amount of, the Executive Claim relate is limited solely to such contested issues and amount, and (iii) the Company's control of any contest or proceeding shall be limited to issues with respect to the Executive Claim and Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as the Company is diligently defending or prosecuting such Executive Claim, Executive shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such Executive Claim, and shall otherwise cooperate with the Company and its representatives in good faith in order to contest effectively such Executive Claim. The Company shall keep Executive informed of all developments and events relating to any such Executive Claim (including, without limitation, providing to Executive copies of all written materials pertaining to any such Executive Claim), and Executive or his authorized representatives shall be entitled, at Executive's expense, to participate in all conferences, meetings and proceedings relating to any such Executive Claim.

                 (g) If, after actual receipt by Executive of an amount of a tax claimed (pursuant to an Executive Claim) that has been advanced by the Company pursuant to Section 4.10(e)(ii) hereof, the extent of the liability of the Company hereunder with respect to such tax claimed has been established by a Final Determination, Executive shall promptly pay or cause to be paid to the Company any refund actually received by, or actually credited to, Executive with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by the Company to Executive, whether under the provisions of this Agreement or otherwise. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.10(e)(ii), a determination is made by the Internal Revenue Service or other appropriate taxing authority that Executive shall not be entitled to any refund with respect to such tax claimed and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

                 (h) With respect to any Executive Claim, if the Company fails to deliver an Election Notice to Executive within the period provided in
Section 4.10(e)(i) hereof or, after delivery of such Election Notice, the Company fails to comply with the provisions of Section 4.10(e)(ii) and (iii) and (f) hereof, then Executive shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim. Executive shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Executive, the Company shall cooperate, and shall cause its affiliates to cooperate, in good faith with Executive and his authorized representatives in order to contest effectively such Executive Claim. The Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Executive Claim controlled by Executive pursuant to this Section 4.10(h) and shall bear its own costs and expenses with respect thereto. In the case of any Executive Claim that is defended or prosecuted by Executive, Executive shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from the Company with respect to costs and expenses incurred by Executive in connection with such defense or prosecution.

                 (i) In the case of any Executive Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this Section 4.10(i), the Company shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim that have not theretofore been paid by the Company to Executive, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by the Company to Executive, within ten calendar days after such Final Determination. In the case of any Executive Claim not covered by the preceding sentence, the Company shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim at least ten calendar days before the date payment of such taxes is due from Executive, except where payment of such taxes is sooner required under the provisions of this Section 4.10(i), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this Section 4.10(i) shall be made within the time and in the manner otherwise provided in this Section 4.10(i).

                 (j) For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

                 (k) For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

                 (l) For purposes of this Agreement, the terms "affiliate" and "affiliates" mean, when used with respect to any entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such entity, individual or person. The term "control" and derivations thereof when used in the immediately preceding sentence means the ownership, directly or indirectly, of 50% or more of the voting securities of an entity or other person or possessing the power to direct or cause the direction of the management and policies of such entity or other person, whether through the ownership of voting securities, by contract or otherwise.

         4.11 Legal Fees and Expenses. The Company shall defend, hold harmless, and indemnify Executive on a fully grossed-up after tax basis from and against any and all costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses) incurred by Executive from time to time as a result of any contest (regardless of the outcome) by the Company or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement, plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

         4.12 Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by the Company or any of its affiliates (including, but not limited to, any plan, program, arrangement or policy described in Section 2.1(c) hereof) and for which Executive and/or Executive's family may qualify, nor shall anything herein limit or otherwise affect such rights as Executive and/or Executive's family may have under any other agreements with the Company or any of its affiliates. Amounts which are vested benefits or which Executive and/or Executive's family is otherwise entitled to receive under any plan, program, arrangement, or policy of the Company or any of its affiliates (including, but not limited to, any plan, program, arrangement or policy described in Section 2.1(c) hereof) at or subsequent to the date of termination of this Agreement shall be payable in accordance with such plan, program, arrangement or policy.

         4.13 Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

                                   ARTICLE V
                               GENERAL PROVISIONS

         5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         5.2 Assignability. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Executive, all of the obligations of the Company under this Agreement. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

         5.3 Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         5.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding between Executive and the Company and supersedes any prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. Except as may be otherwise provided herein, this Agreement may not be amended or modified except by subsequent written agreement executed by both parties hereto.

         5.5 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one Agreement.

         5.6 Notices. Any notice provided for in this Agreement shall be deemed delivered upon deposit in the United States mails, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefor by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

                 If to the Company:

                 National Convenience Stores Incorporated
                 100 Waugh Drive
                 Houston, Texas  77007
                 Attention:  General Counsel

                 If to Executive:

                 Douglas B. Binford
                 18 Hillside View Place
                 The Woodlands, Texas  77381

         5.7 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any breach of the same or any other term or condition of this Agreement.

         5.8 Severability. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not effect the enforceability or validity of any other provision of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date, but effective as of the Effective Date.


                                     NATIONAL CONVENIENCE STORES
                                      INCORPORATED



                                     By: /s/ A. J. GALLERANO
                                         --------------------------------------
                                             A. J. Gallerano
                                             Senior Vice President -
                                             General Counsel and Secretary

                                                                    "COMPANY"

                                         /s/ DOUGLAS B. BINFORD
                                     ------------------------------------------
                                             Douglas B. Binford

                                                                    "EXECUTIVE"